Exhibit 99.1

QUESTAR REPORTS FIRST-QUARTER 2011 INCOME OF $69.9 MILLION

Questar affirms 2011 EPS guidance;

increases Wexpro capital budget

SALT LAKE CITY — Questar Corporation (NYSE:STR) reported first-quarter income from continuing operations of $69.9 million or $0.39 per diluted share compared to first-quarter 2010 results of $72.2 million or $0.41 per diluted share. EBITDA for the quarter was $165.9 million compared to $167.5 million in the year-ago period. Return on average common equity (ROE) was 16.7% for the 12 months ended March 31, 2011, compared to 16.8% in the year-ago period.

INCOME (LOSS) FROM CONTINUING OPERATIONS

	3 Months Ended March 31,
	2011	2010	Change
	(in millions, except earnings per share)
Wexpro	$22.3	$21.2	$1.1
Questar Pipeline	15.3	17.2	(1.9)
Questar Gas	33.4	33.1	0.3
Corporate	(1.1)	0.7	(1.8)
Total	$69.9	$72.2	($2.3)
Earnings from continuing operations per diluted share	$0.39	$0.41	($0.02)
Average diluted shares	178.5	177.2	1.3

EBITDA BY SUBSIDIARY

	3 Months Ended March 31,
	2011	2010	Change
	(in millions)
Wexpro	$50.9	$49.2	$1.7
Questar Pipeline	43.3	46.3	(3.0)
Questar Gas	71.3	71.2	0.1
Corporate	0.4	0.8	(0.4)
Total (a)	$165.9	$167.5	($1.6)
(a) See computation in attached schedule.

“All Questar business units are off to a good start in 2011,” said Ronald W. Jibson, Questar president and CEO. “Wexpro and Questar Gas reported record first quarter net income, while Questar Pipeline completed the Overthrust Loop Expansion project on time and under budget.  Accordingly, we remain on track to deliver net income of $1.07 - $1.11 per diluted share in 2011, unchanged from prior guidance,” Jibson said.

Other highlights include the following:

•

Wexpro’s 2011 capital expenditure budget has been increased by $8 million to $108 million, taking advantage of increased efficiencies and reduced finding costs that further reduce the price of cost-of-service gas.  Questar’s overall 2011 capital expenditure budget has been increased to $349 million;

•

Questar Pipeline’s completion of the Overthrust Loop Expansion project added 325 Mdth per day of firm-transportation contracts in March 2011, bringing the total net firm-transportation contracts to 4,954 Mdth per day;

•

Questar Gas recognized $2.5 million of increased margin from customer growth and from the infrastructure-tracking mechanism in the first quarter of 2011; and

•

In April 2011, Questar executed a fixed-to-floating interest rate swap on $125 million of its 2.75% fixed-rate notes to take advantage of the current steep yield curve, which could reduce 2011 interest expense by up to $2 million, depending on short-term interest rate fluctuations.

Wexpro

Wexpro grew first-quarter 2011 net income to $22.3 million, an increase of 5% from the first quarter of 2010 and generated $50.9 million of EBITDA in the quarter, driven by a higher average investment base.  Wexpro earned a 20.3% after-tax return on average investment base for the 12 months ended March 31, 2011, while growing its investment base to $445.3 million, compared to $427.8 million in the prior-year period, a 4% increase. Wexpro continues to deliver about half of Questar Gas Company’s annual gas-supply needs. Wexpro produced 12.7 Bcf of cost-of-service gas during the first quarter of 2011 compared to 13.0 Bcf in the 2010 period. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of approximately 20% on its investment base – the investment in commercial wells and related facilities, reduced for deferred income taxes and accumulated depreciation. The investment base grew in the first quarter of 2011, but the growth was partially offset by increased deferred taxes due to 100% bonus depreciation allowed for income tax purposes. Wexpro should continue to grow its average investment base and net income in 2011 as bonus depreciation helps lower the price of cost-of-service gas. A summary of changes in Wexpro’s investment base is provided below:

Change in Wexpro Investment Base

12 Months Ended
March 31, 2011
(in millions)
Beginning investment base	$427.8
Successful development wells	97.3
Depreciation, depletion and amortization	(58.2)
Change in deferred taxes	(21.6)
Ending investment base	$445.3

Wexpro continues its efforts to reduce finding costs by pursuing drilling efficiencies, including moving two dedicated drilling rigs to its lowest-cost development plays in the Vermillion Basin and Powder Wash. The benefit has been that finding costs of recently completed wells have averaged less than $1 per Mcfe, which increases the competitiveness of cost-of-service gas in the current low-price environment. Resulting efficiency improvements and lower finding costs will enable additional development drilling during 2011. Therefore, Wexpro’s capital expenditure budget has been increased to $108 million from $100 million for 2011.

Questar Pipeline

Questar Pipeline’s first-quarter 2011 net income was $15.3 million, down 11% from $17.2 million in the first quarter of 2010, and generated $43.3 million of EBITDA in the 2011 quarter. Questar

Pipeline’s net income decrease was largely driven by higher operating, maintenance, general and administrative costs. Questar Pipeline earned an 11.4% return on average equity for the 12 months ended March 31, 2011. A summary of Questar Pipeline revenues is provided below:

Questar Pipeline Revenues

	3 Months Ended March 31,
	2011	2010	Change
	(in millions)
Transportation	$47.7	$47.0	$0.7
Storage	9.7	9.6	0.1
NGL sales – transportation	2.6	2.0	0.6
NGL sales – field services	2.0	3.1	(1.1)

Energy services	3.9	3.4	0.5
Other	1.0	1.4	(0.4)
Increase	$66.9	$66.5	$0.4

At March 31, 2011, Questar Pipeline held net firm-transportation contracts totaling 4,954 thousand decatherms (Mdth) per day, compared to 4,683 Mdth per day at March 31, 2010, a 6% increase. Transportation revenues increased due to completion of the Overthrust Loop Expansion that was completed on time and under budget and put into service in March 2011. The project added long-term firm-transportation contracts of 325 Mdth per day and currently generates an ROE of about 12.9%. It has additional unsubscribed capacity of 300 Mdth per day that may be utilized when the Ruby Pipeline comes on line later this year, which could result in a higher return.

NGL sales decreased 10% in the first quarter of 2011 due to a new third-party processing plant upstream of Questar Pipeline’s Price, Utah, processing facilities. In the first quarter of 2011, the average price rose 11% from the prior-year quarter to $1.66 per gallon. NGL volumes decreased 18% in the first quarter of 2011 over the same 2010 period. However, increased transportation revenues more than offset the drop in NGL sales. The sum of operating, maintenance, general and administrative expense for the quarter ended March 31, 2011, totaled $0.11 per decatherm transported, compared to $0.09 in the same 2010 period. Questar Pipeline continues to generate strong cash flows that will support corporate-wide capital projects as well as additional dividend growth.

Questar Gas

Questar Gas grew first-quarter 2011 net income to $33.4 million, up 1% from the first quarter of 2010 and generated $71.3 million of EBITDA in the 2011 quarter. Questar Gas earned a 10.2% return on average equity for the 12 months ended March 31, 2011. Changes in Questar Gas’s margin (revenues less cost of gas sold) are summarized in the following table:

Change in Questar Gas Margin

3 Months Ended March 31,
2011 vs. 2010
(in millions)
New customers	$1.1
Change in rates	0.9
Feeder line cost recovery	1.4
Demand-side-management cost recovery	(1.6)
Other	0.2
Increase	$2.0

As of March 31, 2011, Questar Gas served 914,054 customers, an increase of more than 10,000 customers, or 1.1% from the same time last year. Customer growth and an increase in rates associated with the company’s revenue-decoupling mechanism contributed to higher margins in the 2011 period. Changes in margin from demand-side-management (DSM) cost-recovery revenues are offset by equivalent changes in the program’s expenses. Operating, maintenance, general and administrative expenses, excluding DSM costs, were $141 per customer for the 12 months ended March 31, 2011, compared to $133 per customer in the prior-year period.

On April 8, 2010, the Public Service Commission of Utah approved a settlement in Questar Gas’s Utah general rate case that indefinitely extended the existing revenue-decoupling mechanism and authorized an increase in the utility’s allowed return on equity from 10% to 10.35%. The stipulation increased customer rates by $5 million annually and approved an infrastructure-cost-tracking mechanism that allows the company to place into rate base and earn on capital expenditures for a multi-year pipeline-replacement program once the new facilities are in service.

2011 EPS guidance affirmed

Questar management estimates that 2011 net income could range between $1.07 and $1.11 per diluted share, unchanged from prior guidance, despite anticipated increases in interest expense, higher deferred taxes and lower NGL revenues. Even with the impact of bonus depreciation, Wexpro expects its average investment base and earnings to grow. Questar Pipeline’s growing transportation capacity could offset the impact of expected lower NGL revenues and generate strong cash flows that will support Questar’s capital requirements and growing dividend. Questar Gas’s multi-year pipeline-replacement program and strong customer growth will support growing rate base and returns. Finally, higher interest expense in 2011 will be mitigated by the recently executed $125 million fixed-to-floating interest rate swap that allows the company to convert a portion of its fixed rate interest payments to today’s historically low short-term interest rates.

2011 earnings teleconference

Questar management will discuss first-quarter 2011 results from continuing operations and the outlook for the remainder of 2011 in a conference call with investors Wednesday, April 27, beginning at 9:30 a.m. ET. The call can be accessed at www.questar.com.

About Questar Corporation

Questar is a Rockies-based integrated natural gas company with an enterprise value of about $4.4 billion, operating through three principal subsidiaries:

•

Wexpro develops and produces natural gas on behalf of Questar Gas;

•

Questar Pipeline operates interstate natural gas pipelines and storage facilities in the western U.S. and provides other energy services; and

•

Questar Gas provides retail natural gas distribution in Utah, Wyoming and Idaho.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•

general economic conditions, including the performance of financial markets and interest rates;

•

changes in industry trends;

•

changes in laws or regulations; and

•

other factors, most of which are beyond Questar’s control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

# # #

For more information, visit Questar’s website at www.questar.com.

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
	(in millions, except per share amounts)
REVENUES
Questar Gas	$413.9	$360.7	$955.0	$873.9
Questar Pipeline	48.3	47.7	197.8	179.6
Wexpro	7.8	6.2	26.2	21.6
Total Revenues	470.0	414.6	1,179.0	1,075.1

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	209.9	158.3	332.5	273.7
Operating and maintenance	51.4	51.8	175.4	172.9
General and administrative	33.0	26.2	115.3	97.2
Separation costs	-	-	11.5	-
Production and other taxes	13.6	14.6	49.6	44.4
Depreciation, depletion and amortization	39.4	38.9	153.9	149.4
Total Operating Expenses	347.3	289.8	838.2	737.6
Net gain from asset sales	0.1	-	0.5	0.1
OPERATING INCOME	122.8	124.8	341.3	337.6
Interest and other income	2.9	2.8	11.8	12.5
Income from unconsolidated affiliate	0.9	1.0	3.7	3.8
Interest expense	(16.0)	(14.3)	(58.8)	(57.8)
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	110.6	114.3	298.0	296.1
Income taxes	(40.7)	(42.1)	(108.0)	(108.7)
INCOME FROM CONTINUING OPERATIONS	69.9	72.2	190.0	187.4
Discontinued operations, net of income taxes	-	78.7	69.5	291.7
Discontinued operations, noncontrolling interest	-	(0.6)	(0.7)	(2.7)
Total Discontinued Operations, Net Of Income Taxes	-	78.1	68.8	289.0
NET INCOME ATTRIBUTABLE TO QUESTAR	$69.9	$150.3	$258.8	$476.4

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO QUESTAR
Basic from continuing operations	$0.40	$0.41	$1.08	$1.06
Basic from discontinued operations	-	0.45	0.39	1.67
Basic total	$0.40	$0.86	$1.47	$2.73

Diluted from continuing operations	$0.39	$0.41	$1.06	$1.06
Diluted from discontinued operations	-	0.44	0.39	1.64
Diluted total	$0.39	$0.85	$1.45	$2.70

Weighted-average common shares outstanding
Used in basic calculation	177.0	174.9	176.2	174.4
Used in diluted calculation	178.5	177.2	178.5	176.6
Dividends per common share	$0.1525	$0.13	$0.5625	$0.51

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
	(in millions)
Revenues from Unaffiliated Customers
Wexpro	$7.8	$6.2	$26.2	$21.6
Questar Pipeline	48.3	47.7	197.8	179.6
Questar Gas	413.9	360.7	955.0	873.9
Total	$470.0	$414.6	$1,179.0	$1,075.1

Revenues from Affiliated Companies
Wexpro	$60.9	$60.5	$240.6	$226.1
Questar Pipeline	18.6	18.8	73.8	72.5
Questar Gas	0.8	0.3	1.6	1.3
Total	$80.3	$79.6	$316.0	$299.9

Operating Income (Loss)
Wexpro	$34.5	$32.8	$135.4	$128.5
Questar Pipeline	29.3	33.5	126.6	119.4
Questar Gas	58.8	58.6	88.8	88.3
Corporate	0.2	(0.1)	(9.5)	1.4
Total	$122.8	$124.8	$341.3	$337.6

Income (Loss) from Continuing Operations
Wexpro	$22.3	$21.2	$89.2	$83.1
Questar Pipeline	15.3	17.2	65.5	60.7
Questar Gas	33.4	33.1	44.2	42.9
Corporate	(1.1)	0.7	(8.9)	0.7
Total	$69.9	$72.2	$190.0	$187.4

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)

	3 Months Ended March 31,		12 Months Ended March 31,
	2011	2010	2011	2010
WEXPRO
Production volumes
Natural gas (Bcf)	12.7	13.0	49.9	48.0
Oil and NGL (MMbbl)	0.1	0.1	0.4	0.4
Oil and NGL sales price (per bbl)	$81.34	$64.46	$69.69	$56.57
Investment base at March 31 ($ in millions)	$445.3	$427.8

QUESTAR PIPELINE
Natural gas-transportation volumes (MMdth)
For unaffiliated customers	162.5	155.7	649.2	624.7
For Questar Gas	43.1	44.0	111.1	112.5
Total transportation	205.6	199.7	760.3	737.2
Transportation revenue (per dth)	$0.23	$0.24	$0.25	$0.24
Net firm-daily transportation demand at March 31 (Mdth)	4,954	4,683
Natural gas processing
NGL sales (MMgal)	2.8	3.4	17.3	12.5
NGL sales price (per gal)	$1.66	$1.49	$1.36	$1.16

QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	48.9	44.6	110.1	109.5
Industrial	1.2	1.1	4.6	2.1
Transportation for industrial customers	14.2	16.5	57.0	58.0
Total industrial	15.4	17.6	61.6	60.1
Total deliveries	64.3	62.2	171.7	169.6

Natural gas revenue (per dth)
Residential and commercial sales	$8.11	$7.66	$8.07	$7.52
Industrial	6.11	6.01	5.92	6.08
Transportation for industrial customers	$0.19	$0.18	$0.17	$0.20
Temperatures - colder than normal	4%	-	3%	5%
Temperature-adjusted usage per customer (dth)	50.0	46.6	110.3	108.2
Customers at March 31 (thousands)	914.1	904.0

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	March 31,	December 31,
	2011	2010	2010
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$ -	$ -	$21.8
Accounts and notes receivable, net	132.3	180.7	159.2
Unbilled-gas accounts receivable	62.5	57.6	81.6
Inventories	32.5	33.0	62.7
Prepaid expenses and other	6.5	6.3	9.0
Current regulatory assets	33.4	38.1	53.5
Deferred income taxes - current	14.8	14.3	11.8
Current assets of discontinued operations	-	684.6	-
Total Current Assets	282.0	1,014.6	399.6
Property, Plant and Equipment	4,694.4	4,379.5	4,642.8
Accumulated depreciation, depletion and amortization	(1,796.6)	(1,657.3)	(1,758.2)
Net property, plant and equipment of discontinued operations	-	5,222.0	-
Net Property, Plant and Equipment	2,897.8	7,944.2	2,884.6
Investment in unconsolidated affiliate	27.8	28.3	27.9
Noncurrent regulatory and other assets	59.9	57.7	61.5
Noncurrent assets of discontinued operations	-	282.9	-
TOTAL ASSETS	$3,267.5	$9,327.7	$3,373.6

LIABILITIES AND EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$1.6	$0.8	$ -
Short-term debt	86.0	162.4	242.0
Accounts payable and accrued expenses	165.1	207.4	225.1
Current regulatory liabilities	38.5	10.6	6.0
Current portion of long-term debt	182.0	-	182.0
Current liabilities of discontinued operations	-	750.4	-
Total Current Liabilities	473.2	1,131.6	655.1
Long-term debt, less current portion	898.5	831.2	898.5
Deferred income taxes	509.0	379.3	474.7
Other long-term liabilities	297.1	356.3	309.2
Noncurrent liabilities of discontinued operations	-	2,749.6	-
EQUITY
Common Shareholders' Equity	1,089.7	3,825.4	1,036.1
Noncontrolling interest of discontinued operations	-	54.3	-
Total Equity	1,089.7	3,879.7	1,036.1
TOTAL LIABILITIES AND EQUITY	$3,267.5	$9,327.7	$3,373.6

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	3 Months Ended March 31,
	2011	2010
	(in millions)
OPERATING ACTIVITIES
Net income	$69.9	$150.9
Discontinued operations, net of income taxes	-	(78.7)
Adjustments to reconcile net income to net cash provided
by operating activities by continuing operations:
Depreciation, depletion and amortization	41.8	40.6
Deferred income taxes	31.3	1.6
Share-based compensation	3.5	2.8
Net (gain) from asset sales	(0.1)	-
(Income) from unconsolidated affiliate	(0.9)	(1.0)
Distributions from unconsolidated affiliate	1.0	0.8
Changes in operating assets and liabilities	82.3	26.5
NET CASH PROVIDED BY OPERATIONS BY CONTINUING OPERATIONS	228.8	143.5

INVESTING ACTIVITIES
Property, plant and equipment	(76.0)	(60.9)
Cash used in disposition of assets	(0.5)	(0.2)
Change in notes receivable	-	(13.7)
NET CASH USED IN INVESTING ACTIVITIES BY CONTINUING OPERATIONS	(76.5)	(74.8)

FINANCING ACTIVITIES
Common stock	3.3	-
Change in short-term debt	(156.0)	(34.5)
Change in notes payable	-	(25.0)
Checks outstanding in excess of cash balances	1.6	0.8
Dividends paid	(27.0)	(22.8)
Tax benefits from share-based compensation	4.0	1.3
NET CASH USED IN FINANCING ACTIVITIES
FROM CONTINUING OPERATIONS	(174.1)	(80.2)
CASH USED IN CONTINUING OPERATIONS	(21.8)	(11.5)
Cash provided by operating activities of discontinued operations	-	222.0
Cash used in investing activities of discontinued operations	-	(263.4)
Cash provided by financing activities of discontinued operations	-	22.1
Effect of change in cash and cash equivalents of discontinued operations	-	19.3
Change in cash and cash equivalents	(21.8)	(11.5)
Beginning cash and cash equivalents	21.8	11.5
Ending cash and cash equivalents	$ -	$ -

QUESTAR CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures. The Company believes that such non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

1. The following table reconciles GAAP income from continuing operations and diluted earnings per common share and non-GAAP income from continuing operations before separation costs and diluted earnings per common share associated with the June 30, 2010, spinoff of QEP Resources, Inc.

		3 Months Ended		12 Months Ended
		March 31,		March 31,
		2011	2010	2011	2010
		(in millions, except earnings per share)

Income from continuing operations		$69.9	$72.2	$190.0	$187.4
Separation costs		-	-	11.5	-
Income taxes on separation costs		-	-	(2.7)	-
After-tax separation costs		-	-	8.8	-
Income from continuing operations before separation costs		$69.9	$72.2	$198.8	$187.4

EARNINGS PER COMMON SHARE
Diluted from continuing operations		$0.39	$0.41	$1.06	$1.06
Diluted from after-tax separation costs		-	-	0.05	-
Earnings per diluted share from continuing operations
before separation costs		$0.39	$0.41	$1.11	$1.06

Weighted-Average Common Shares Outstanding
Diluted		178.5	177.2	178.5	176.6

2. Management defines EBITDA as income from continuing operations before the following items: depreciation, depletion, and amortization, net (gain) loss from asset sales, interest expense and income taxes. Management believes EBITDA is an important measure of the Company's cash flow and liquidity, and a key measure for comparing the Company's financial performance to other companies.

The following table reconciles Questar's income from continuing operations to EBITDA for the three months ended March 31, 2011:

	Questar	Wexpro	Questar	Questar
	Consolidated	Company	Pipeline	Gas	Corporate
	(in millions)
Income (loss) from continuing operations	$69.9	$22.3	$15.3	$33.4	($1.1)
Depreciation, depletion and amortization	39.4	16.1	12.3	10.9	0.1
Net (gain) from asset sales	(0.1)	-	(0.1)	-	-
Interest expense	16.0	-	7.1	6.6	2.3
Income taxes	40.7	12.5	8.7	20.4	(0.9)
EBITDA	$165.9	$50.9	$43.3	$71.3	$0.4

The following table reconciles Questar's income from continuing operations to EBITDA for the three months ended March 31, 2010:

	Questar	Wexpro	Questar	Questar
	Consolidated	Company	Pipeline	Gas	Corporate
	(in millions)
Income from continuing operations	$72.2	$21.2	$17.2	$33.1	$0.7
Depreciation, depletion and amortization	38.9	15.9	11.8	11.1	0.1
Net (gain) loss from asset sales	-	0.1	(0.1)	-	-
Interest expense	14.3	0.1	7.4	6.8	-
Income taxes	42.1	11.9	10.0	20.2	-
EBITDA	$167.5	$49.2	$46.3	$71.2	$0.8